UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2005

LOEWS CINEPLEX ENTERTAINMENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14099	13-3386485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

711 Fifth Avenue

New York, New York 10022

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (646) 521-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 21, 2005, Marquee Holdings Inc., the parent company of AMC Entertainment Inc. (“AMC”), and LCE Holdings, Inc., the parent company of Loews Cineplex Entertainment Corporation (“Loews”), entered into final judgments with the Antitrust Division of the United States Department of Justice, the States of California, Illinois, Massachusetts, New York and Washington and the District of Columbia, pursuant to which the companies will sell 10 theatres.

Five theatres from each circuit have been selected by the aforementioned government entities for sale as a condition to enable the companies to proceed with their transaction. The theatres are as follows: AMC Fenway 13 (Boston); AMC City North 14 (Chicago); AMC Union Station 9 (D.C.); AMC Kabuki 8 (San Francisco); AMC Van Ness 14 (San Francisco); Loews Webster Place 11 (Chicago); Loews E-Walk 13 (New York City); Loews (Cineplex Odeon) Meridian 16 (Seattle); Loews Keystone 16 (Dallas); and Loews (Cineplex Odeon) Wisconsin Ave. 6 (D.C.). It is anticipated that the sales process could take at least four months.

On June 21, 2005, AMC and Loews entered into a definitive agreement to merge their respective businesses. The merger is anticipated to close in the early part of first quarter calendar year 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOEWS CINEPLEX ENTERTAINMENT CORPORATION

Date: December 23, 2005	By:	/S/ JOHN J. WALKER
John J. Walker Senior Vice President and Chief Financial Officer